EXHIBIT (8)(v)

FORM OF AMENDMENT PARTICIPATION AGREEMENT (FEDERATED)

AMENDMENT TO

FUND PARTICIPATION AGREEMENT

AMONG

FEDERATED INSURANCE SERIES, FEDERATED SECURITIES CORP.,

TRANSAMERICA LIFE INSURANCE COMPANY

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the June 27, 2007 Fund Participation Agreement (the “Agreement”) among Federated Insurance Series (the “Funds”), Federated Securities Corp., and Transamerica Life Insurance Company as follows, effective June 1, 2009:

1. Exhibit A to the Agreement is hereby replaced in its entirety with the following:

EXHIBIT A

Account

Separate Account VA F

Separate Account VA I

Separate Account VA P

Separate Account VA S

Separate Account VA Z

Separate Account VA-5 Retirement Builder Variable Annuity Account

Separate Account VA A PFL Corporate Account One

Policies

Premier Asset Builder Variable Annuity

Principal-Plus Variable Annuity Flexible Premium Variable Annuity – A, under the marketing names “Transamerica Traditions” and “Transamerica Opportunity Builder” Flexible Premium Variable Annuity – D, under the marketing name “Huntington Allstar Select” Flexible Premium Variable Annuity – K, under the marketing name “Transamerica Investor Choice Annuity” Distinct AssetSM Variable Annuity Portfolio Select Variable AnnuitySM The Atlas Portfolio Builder Variable Annuity Advantage V Variable Universal Life Policy Advantage VI Variable Universal Life Policy

2. Exhibit B to the Agreement is hereby replaced in its entirety with the following:

EXHIBIT B

Primary Share Class of:

Federated Capital Appreciation Fund II

Federated Capital Income Fund II

Federated Clover Value Fund II

Federated Equity Income Fund II

Federated High Income Bond Fund II

Federated Kaufmann Fund II

Federated Prime Money Fund II

Federated Quality Bond Fund II

Federated Fund for U.S. Government Securities II

Federated International Equity Fund II

Federated Mid Cap Growth Strategies Fund II

Service Share Class of:

Federated Kaufmann Fund II

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, June 1, 2009.

FEDERATED SECURITIES CORP.

Name:
Title:

FEDERATED INSURANCE SERIES

Name:
Title:

TRANSAMERICA LIFE INSURANCE COMPANY

Name: Arthur D. Woods
Title: Vice President